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                                  EXHIBIT 32.2

                  CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER
                      PURSUANT TO 18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                 SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
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                  CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER

           PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
                 SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

     Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned certifies that (1) this Annual Report of CNL Hospitality Properties, Inc. (the "Company") on 10-K/A for the year ended December 31, 2003, as filed with the Securities and Exchange Commission on the date hereof (this "Report"), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and (2) the information contained in this Report fairly presents, in all material respects, the financial condition of the Company as of December 31, 2003 and December 31, 2002 and its results of operations for the three year period ended December 31, 2003.

                                          /s/ C. BRIAN STRICKLAND
                                          --------------------------------------
                                          Name: C. Brian Strickland
                                          Title:   Executive Vice President and
                                                   Corporate Secretary
                                                   (Principal Financial Officer)

Date: April 29, 2004